Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 29, 2017 with respect to the financial statements and supplemental schedule included in The Annual Report of J & J Snack Foods Corp. 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statements of J & J Snack Foods Corp. on Forms S-8 (File No. 333-111292, File No. 333-94795 and File No. 333-03833).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

June 29, 2017